UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  March 7, 2007
                Date of Report (Date of Earliest Event Reported)

                               CONVERA CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                        000-31989                  54-1987541
(State or other                (Commission File No.)        (I.R.S. Employer
jurisdiction of incorporation)                              Identification No.)


                          1921 GALLOWS ROAD, SUITE 200
                             VIENNA, VIRGINIA 22182
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (703) 761-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATION AND FINANCIAL CONDITION.

On March 9, 2007, Convera Corporation (the "Company") issued a press release reporting that the Company will restate its previously issued financial statements contained in the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2006 (the "Third Quarter Financial Statements"). A copy of the Company's press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On March 7, 2007, the Company's management and the Audit Committee of the Company's Board of Directors (the "Audit Committee") concluded that the Third Quarter Financial Statements should not be relied upon because of errors in the Third Quarter Financial Statements described below. The Company is restating its Third Quarter Financial Statements to reflect an increase of approximately $400,000 to the previously recorded and announced impairment loss related to capitalized development costs and equipment. This increases the impairment loss to approximately $6.4 million. The Company is also reducing revenue recognized during the third quarter by approximately $80,000 relating to a single contract. Such revenues under this contract are now being recognized ratably over the service life of the contract. The required charges to income are non cash items and will not reduce the balance of the Company's cash and cash equivalents at October 31, 2006.

The Company's management and the Audit Committee have determined that the addition to the impairment loss resulted from a material weakness in its accounting close process. The adjustment to revenue, when combined with the material weakness that was previously reported in its Quarterly Report on Form 10-Q for the quarter ended July 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended October 31, 2006, will likely result in a material weakness related to the controls surrounding revenue for the year ended January 31, 2007. The Company is currently evaluating the impact of remediation efforts previously implemented in the quarter ended October 31, 2006 and assessing an additional plan of remediation to address the material weakness in internal controls. The Company will include a description of the remediation plan in the amendment to its Quarterly Report on Form 10-Q for the quarter ended October 31, 2006 to be filed as soon as reasonably practicable.

The decision to restate the Third Quarter Financial Statements was made by the Audit Committee upon the recommendation of the Company's management, after consultation with Ernst & Young LLP, the Company's independent registered public accounting firm.

ITEM 9.01(D).  FINANCIAL STATEMENTS AND EXHIBITS.

99.1     Press Release of Convera Corporation dated March 9, 2007.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                               CONVERA CORPORATION


                                               By:  /s/ Matt Jones
                                                    ----------------------------
                                                    Matt Jones
                                                    Chief Financial Officer

Date:  March 9, 2007

                                       3